UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2024

Sonnet BioTherapeutics Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35570	20-2932652
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Overlook Center, Suite 102 Princeton, NJ	08540
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 375-2227

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SONN	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On September 12, 2024, Sonnet BioTherapeutics Holdings, Inc. (the “Company”) held an annual meeting of stockholders (the “Annual Meeting”). The matters voted on at the Annual Meeting were the following proposals: (1) to elect six directors to the Company’s Board of Directors (the “Board”) to hold office for the following year until their successors are elected, (2) to approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of more than 20% of the Company’s issued and outstanding common stock, par value $0.0001 per share (the “Common Stock”), pursuant to the Company’s ChEF Purchase Agreement with Chardan Capital Markets LLC, (3) to adopt and approve an amendment to the Company’s Certificate of Incorporation, as amended (the “Charter”), to effect a reverse stock split of the Company’s issued and outstanding shares of Common Stock at a specific ratio, ranging from one-for-two (1:2) to one-for-twelve (1:12), at any time prior to the one-year anniversary date of the Annual Meeting, with the exact ratio to be determined by the Board without further approval or authorization of the Company’s stockholders, and (4) to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending September 30, 2024.

At the Annual Meeting, the foregoing stockholder proposals were approved, based upon an aggregate of 5,202,505 shares of Common Stock outstanding as of August 9, 2024, which was the record date for the Annual Meeting. The final voting results were as follows:

1.	The votes cast with respect to the proposal to elect six directors to the Board to hold office for the following year until their successors are elected were as follows:

	For	Withheld	Broker Non-Votes
Pankaj Mohan, Ph.D.	2,110,969	79,445	1,032,401
Nailesh Bhatt	2,117,311	73,102	1,032,402
Albert Dyrness	2,117,794	72,619	1,032,402
Donald Griffith	2,116,959	73,454	1,032,402
Raghu Rao	2,105,009	85,404	1,032,402
Lori McNeill	2,129,372	61,043	1,032,400

2.	The proposal to approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of more than 20% of the Company’s issued and outstanding Common Stock pursuant to the Company’s ChEF Purchase Agreement with Chardan Capital Markets LLC was approved by a majority of the votes cast at the Annual Meeting, based upon the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,875,768	308,740	8,784	1,029,523

3.	The proposal to adopt and approve an amendment to the Charter to effect a reverse stock split of the Company’s issued and outstanding shares of Common Stock, at a specific ratio, ranging from one-for-two (1:2) to one-for-twelve (1:12), at any time prior to the one-year anniversary date of the Annual Meeting, with the exact ratio to be determined by the Board was approved by a majority of the votes cast at the Annual Meeting, based upon the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,711,178	484,719	26,917	1

4.	The proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending September 30, 2024 was approved by a majority of the votes cast at the Annual Meeting, based upon the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,146,034	68,722	8,059	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sonnet BioTherapeutics Holdings, Inc.

September 12, 2024	By:	/s/ Pankaj Mohan, Ph.D.
	Name:	Pankaj Mohan, Ph.D.
	Title:	Chief Executive Officer